                                                                  EXHIBIT 10.20*

                    General Motors and Delco Remy America-
                       Starter Motor Pricing Adjustment
                                March 17, 1999

   INCLUDED IN THIS AGREEMENT:
   --------------------------

   .  ATTACHMENT I -        SUMMARY

   .  ATTACHMENT II -       STARTER MOTOR SUPPLY DETAIL

   .  ATTACHMENT III -      BASE PRICE BY MOTOR FAMILY

   .  ATTACHMENT IV -       GM/DRA NON-FERROUS METALS PROCEDURE

   .  ATTACHMENT V -        RISK/REWARD PHASE IN

--------------------------------------------------------------------------------


   /s/ Helmut Kittler                          /s/ Robert Lawson
   -------------------------------          --------------------------------
   General Motors Corporation               Delco Remy America
   Helmut Kittler,                          Robert Lawson, Vice President
   Director - Electrical/Chemical
   Powertrain Purchasing
   Dated:      4/16/99                      Dated:      4/16/99
         -------------------------                -------------------------

                                               /s/ Kim Darrah
                                            --------------------------------
                                            Delco Remy America
                                            Kim Darrah, Director of Sales

                                            Dated:      4/16/99
                                                  -------------------------

--------------------------------------------------------------------------------

*Portions of this Exhibit 10.20 were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the "Commission") pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. Such portions are marked by the word "Redacted."

                                                                    ATTACHMENT I

                    General Motors and Delco Remy America -

                       Starter Motor Pricing Adjustment

                             Dated March 17, 1999
--------------------------------------------------------------------------------

1. Subject to the provisions of Section 1.2 of the Light Duty Starter Motor Component Supply Agreement (the "Component Supply Agreement"), including, without limitation, Section 1.2 (d), any NAO engine, derivative, or replacement will use a Delco Remy "starter motor" for the life of the engine at the established agreed upon contract pricing between General Motors and Delco Remy America as shown in Attachment II.

     For years 2008 and beyond, Delco Remy America must demonstrate competitiveness in terms of quality, service, technology, and price and special or preferential supply processes, including, without limitation, 1.2(d)(i),
(ii), (iii), of the Component Supply Agreement will not apply and standard market competitive relationship and process execution steps or procedures will apply. In short, the Component Supply Agreement will expire on August 31, 2008.

     Any brand new "base up" engine design not listed in Attachment II ("base up" would mean new block design) is excluded. However, DRA will be allowed a fair opportunity to quote on any of these new programs.


ATTACHMENT II- ............................................VOLUME/ENGINE DETAIL
ATTACHMENT III-......................................BASE PRICE BY MOTOR FAMILY


2. The base price for each starter motor family was established using the May 1, 1998, metals adjustment for copper and aluminum and will be adjusted per the "Non-Ferrous Metals Price Adjustment Procedure". [Redacted]

ATTACHMENT IV-.............................GM/DRA NON-FERROUS METALS PROCEDURE

GM & DRA Starter Motor Pricing Adjustment
--------------------------------------------------------------------------------

3. As new starter motor applications are introduced into production, General Motors will be responsible for (and own) any nose housing tooling not to exceed [Redacted]. All such tooling will be held by Delco Remy America on a bailment basis.

4. As new starter motor applications are introduced into production, General Motors will be responsible for (and own) any returnable dunnage, if required. All such dunnage will be held by Delco Remy America on a bailment basis.

5.   The prices herein reflect all previous negotiations.

6. Delco Remy America will participate in supplier integration and will provide onsite engineering personnel to support starter motor application engineering activities. Delco Remy America will provide the services requested by General Motors, potentially including, but not limited to design, development, validation, application, and systems support.

7. The provisions of Sections 4.3 (a) and (b) of the Component Supply Agreement are modified to the extent necessary to allow the Risk and Reward program set forth in Attachment V.

ATTACHMENT V-...............................RISK/REWARD PHASE IN

8. Except as specifically modified hereby, the Light Duty Starter Motor Component Agreement is ratified, confirmed, and remains in full force and effect.

                                     Starter Motor Supply Detail - ATTACHMENT II
                                     -------------------------------------------

Current Engines and RPO's:

                                                                 [Redacted]

                                                                  ATTACHMENT III


                               GM/DRA AGREEMENT
 Model
 Year
Pricing     1999   2000   2001   2002   2003   2004   2005   2006   2007
-------     ----   ----   ----   ----   ----   ----   ----   ----   ----
  MQ
  L
  F2                               [Redacted]
  F1
  G
  D

                                                                   ATTACHMENT IV


             General Motors/Delco Remy America Non-ferrous Metals
                          Price Adjustment Procedure


The following procedure is consistent with the GM/DRA Light Duty Starter Motors Component Supply Agreement, dated July 31, 1994, and should in no way be used to modify or alter the terms and conditions of said agreement. This procedure is solely intended to clarify the method of calculating the price change due to metals market fluctuations of aluminum and copper.

The metals market barometer of Platt's Metals Week will be used. Aluminium prices will be calculated by using the MW a-380 Alloy published price. Copper prices will be calculated by using the MW US Prod. Cathode published price. Adjustments to the selling price of each part will be made every other month (6 times/year) as determined by the change in the average of the prices published during the first ten (10) calender days of the month prior to the two month price effective period. For example, the average of the prices published during the first ten (10) calender days of December would be used to determine the metal price change effective January 1. Likewise, the average of the first ten
(10) calender days published prices for February would be used to determine the metals price change effective March 1. (For Aluminum, the high and low of the day will be averaged and that average will then be used as the value for that day).

The part weight file will be maintained by Delco Remy America and is to be made available to General Motors upon request. The calculations should be made as follows:

                                  [Redacted]


Price will be adjusted January 1, March 1, May 1, July 1, September 1, and November 1. These price adjustments will be based on the Platt's Metals Week average of the first 10 calender days of December, February, April, June, August, and October.



  /s/ David Reeck                                 /s/ Robert Lawson
----------------------------                    -----------------------------
David Reeck                                     Robert Lawson
Commodity Manager                               Vice President Sales & Marketing
General Motors Powertrain                       Delco Remy America

Dated:   9/28/95                                Dated:   9/20/95
      ----------------------                          --------------------------

                                                                 ATTACHMENT V

     [LOGO OF DELCO REMY APPEARS HERE]




     RISK/REWARD PHASE IN
     March 17, 1999


     1. Delco Remy America will agree to the following Risk/Reward targets for displacements under and including 6.0L engine starter motors on vehicles produced according to the following schedule at 360 days in service:

                                  [Redacted]

     2. This target IPTV is calculated by using failures only due to DRA hardware. It does not include DRA accepting risk for "no trouble found", "GM Assembly Plant issues", or "system problems" not in control of DRA. (DRA and GM estimate hardware issues at [Redacted] of total IPTV typically).

     3. DRA agrees to the risk, however, requires a "phase in" period for time to:

         a. Implement changes to current designs and processes with the timely support of GM engineering and required engine testing.
         b.  Participate in on-site supplier integration as soon as practical.
         c. Introduce new product programs per the planned new product launches 2001-2004.
         d. Support GM engineering with design of experiments to enable reduction of system/hardware complex failure modes.

     4. The "phase in" will provide GM with the following cost sharing by DRA, if DRA does not meet the above targets:


                                  [Redacted]

         a. By 2004 calendar year, DRA will participate at [Redacted] at agreed upon targets.
         b. Should DRA exceed the agreed upon targets above, DRA will share in the "rewards" [Redacted].

                                  Page 1 of 1